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                                                                   Exhibit 10.18

                             BUSINESS LOAN AGREEMENT

        THIS BUSINESS LOAN AGREEMENT ("Loan Agreement") is made on December 18, 2003, by and between MERITAGE HOSPITALITY GROUP INC. ("Borrower"), a corporation organized under the laws of the State of Michigan, whose chief executive office is located at 1971 East Beltline Avenue, NE, Suite 200, Grand Rapids, Michigan 49525, and STANDARD FEDERAL BANK N.A., a national banking association ("Bank"), whose address is 2600 West Big Beaver Road, Troy, Michigan 48084.

        SECTION 1 OBLIGATIONS. The Bank has made or shall make the Obligations available to the Borrower in reliance hereon, including the loan(s) referred to in Section 1.1 below (the "Loan" or "Loans"). This Loan Agreement amends and restates, without satisfaction or novation, all previous loan agreements executed by the parties with respect to the Loan or Loans. If any conflict shall exist between the Loan Documents and this Loan Agreement, the provisions contained in this Loan Agreement shall govern and supersede the Loan Documents.

        1.1 LOANS. The following Loan or Loans shall be governed by the terms and conditions in this Loan Agreement:

            TYPE OF LOAN                  LOAN DESCRIPTION

        A.  Line of Credit                Referred to in Section 1.2 below

        B.  Revolving Line of Credit      Referred to in Section 1.3 below

        1.2 LINE OF CREDIT. The Bank hereby extends to the Borrower a revolving line of credit (the "Line of Credit") in the maximum principal amount of Six Hundred Thousand and no/100 Dollars ($600,000.00), as stated in a Promissory Note (Line of Credit) of even date herewith and all renewals and amendments thereof (the "Line of Credit Note").

                1.2.1 LINE OF CREDIT NOTE. The Line of Credit herein extended shall be subject to the terms and conditions of the Line of Credit Note. The Line of Credit shall be payable and shall bear interest as set forth in the Line of Credit Note. This Loan Agreement and the Line of Credit Note are of equal materiality and shall each be construed in such manner as to give full force and effect to all provisions of both documents.

                1.2.2 ADVANCES. The Bank shall, from time to time prior to the Due Date stated in the Line of Credit Note, make advances to Borrower upon request therefor by Borrower, provided that upon giving effect to such advance no Event of Default and no event which with notice and/or the passage of time would become an Event of Default shall exist at the time the advance is to be made, that all representations and warranties of Borrower theretofore made are true and correct and that the advance would not cause the principal balance outstanding under the Line of Credit to exceed the principal amount stated in the Line of Credit Note or such lesser amount as may be permitted under the terms hereof. No advance by the Bank shall be construed as a waiver of any of the foregoing conditions, nor shall the Bank be estopped from refusing any subsequent request for an advance. Advances under the Line of Credit may be requested by telephone, in writing or in any other manner acceptable to the Bank. Borrower understands and agrees that any telephone conversation with the Bank may be recorded for accuracy.

        1.3 REVOLVING LINE OF CREDIT. The Bank hereby extends to the Borrower a revolving line of credit (the "Revolving Line of Credit") in the principal amount stated in a Promissory Note (Revolving Line of Credit) of even date herewith and all renewals and amendments thereof (the "Revolving Line of Credit Note"). The Revolving Line of Credit shall be used solely for the construction and equipping of O'Charley's and/or Wendy's restaurants.



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                1.3.1 REVOLVING LINE OF CREDIT NOTE. The Revolving Line of
        Credit herein extended shall be subject to the terms and conditions of the Revolving Line of Credit Note. The Revolving Line of Credit shall be payable and shall bear interest as set forth in the Revolving Line of Credit Note. This Loan Agreement and the Revolving Line of Credit Note are of equal materiality and shall each be construed in such manner as to give full force and effect to all provisions of both documents.

                1.3.2 ADVANCES. The Bank shall, from time to time prior to the Due Date stated in the Revolving Line of Credit Note, make advances to Borrower upon request therefor by Borrower, provided that upon giving effect to such advance no Event of Default and no event which with notice and/or the passage of time would become an Event of Default shall exist at the time the advance is to be made, that all representations and warranties of Borrower theretofore made are true and correct and that the advance would not cause the principal balance outstanding under the Revolving Line of Credit to exceed the principal amount stated in the Revolving Line of Credit Note or such lesser amount as may be permitted under the terms hereof. No advance by the Bank shall be construed as a waiver of any of the foregoing conditions, nor shall the Bank be estopped from refusing any subsequent request for an advance. Advances under the Revolving Line of Credit may be requested by telephone, in writing or in any other manner acceptable to the Bank. Borrower understands and agrees that any telephone conversation with the Bank may be recorded for accuracy.

                1.3.3 CONDITIONS FOR ADVANCE FOR O'CHARLEY'S RESTAURANT. Prior to the first advance on the Revolving Line of Credit with respect to the initial O'Charley's Restaurant Borrower shall: (i) provide Bank a signed development agreement with O'Charley's Inc.; (ii) demonstrate an equity raise of not less than Two Million and no/100 Dollars ($2,000,000.00);
        (iii) obtain a satisfactory real estate appraisal and environmental review; and (iv) deliver to Bank a first mortgage lien on property acquired for the restaurant. Prior to the first advance on any subsequent O'Charley's Restaurant, Borrower shall: (i) obtain a satisfactory real estate appraisal and environmental review; and (ii) deliver to Bank a first mortgage lien on property acquired for the restaurant.

                1.3.4 CONDITIONS FOR ADVANCE FOR WENDY'S RESTAURANT. Prior to the first advance on the Revolving Line of Credit with respect to any new Wendy's Restaurant Borrower shall: (i) obtain a satisfactory real estate appraisal and environmental review; and (ii) deliver to Bank a first mortgage on property acquired for the restaurant.

                1.3.5 BORROWING BASE. Advances on the Revolving Line of Credit shall be limited to the lesser of either: (a) SEVENTY-FIVE PERCENT (75%) of the appraised value of the restaurant property; or (b) SEVENTY-FIVE PERCENT (75%) of the cost of the restaurant property.

        1.4 GENERAL RELIANCE. Borrower acknowledges and agrees that in making, extending or renewing the Obligations, the Bank is relying on the representations, covenants and agreements of the Borrower contained in this Loan Agreement and the Obligations shall be subject to the terms and provisions hereof.

        SECTION 2 COVENANTS. From the date hereof until all amounts owing under the Obligations are paid in full and all obligations under the Obligations are fully paid, performed and satisfied, Borrower covenants and agrees, unless otherwise consented to in writing by the Bank, it will:

        2.1 REPORTING REQUIREMENTS:

                2.1.1 CPA FINANCIAL STATEMENTS. Within 120 days after the end of each fiscal YEAR, furnish to Bank, in form acceptable to Bank, Borrower's AUDITED financial statements for the fiscal period audited by an independent certified public accountant acceptable to the Bank.



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                2.1.2 QUARTERLY 10-Q REPORTS. Within 45 days after the end of each fiscal QUARTER, furnish to Bank, in form acceptable to Bank, Borrower's 10-Q Report for the previous fiscal period, certified to be correct by Borrower's treasurer or chief financial officer.

                2.1.3 ANNUAL 10-K REPORT. Within 120 days after the end of each fiscal YEAR, furnish to Bank, in form acceptable to Bank, Borrower's 10-K Report for the previous fiscal year, certified to be correct by Borrower's treasurer or chief financial officer.

                2.1.4 GUARANTOR QUARTERLY FINANCIAL STATEMENTS. Within 45 days after the end of each fiscal QUARTER, furnish to Bank, in form acceptable to Bank, a signed copy of the company prepared financial statements of each person or entity who has guaranteed payment of any of the Loans certified to be correct by Borrower's treasurer or chief financial officer.

                2.1.5 GUARANTOR ANNUAL FINANCIAL STATEMENTS. Within 120 days after the end of each fiscal YEAR, furnish to Bank, in form acceptable to Bank, a signed copy of the company prepared financial statements of each person or entity who has guaranteed payment of any of the Loans certified to be correct by Borrower's treasurer or chief financial officer.

                2.1.6 SAME STORE SALES AND INCOME SCHEDULE. Within 120 days after the end of each fiscal YEAR, furnish to Bank, in form acceptable to Bank, a signed copy of the individual same store sales and income schedule for the previous fiscal year for each of WM LIMITED PARTNERSHIP
        - 1998 and OCM FOOD SERVICE, LLC certified to be correct by Borrower's treasurer or chief financial officer.

                2.1.7 OTHER. Promptly furnish to Bank such other information and reports concerning the Borrower's business, assets and financial condition as are provided to Borrower's owners or as Bank shall request, and permit Bank to inspect, confirm and copy Borrower's books and records at any time during Borrower's normal business hours.

        2.2 FINANCIAL REQUIREMENTS:

                2.2.1 WM LIMITED PARTNERSHIP - 1998 DEBT SERVICE COVERAGE RATIO. As of the end of each fiscal QUARTER, WM LIMITED PARTNERSHIP - 1998 shall maintain a Debt Service Coverage Ratio of not less than 1.20 to 1.00.

                2.2.2 WM LIMITED PARTNERSHIP - 1998 MAXIMUM FUNDED DEBT TO EBITDA RATIO. As of the end of each fiscal QUARTER, WM LIMITED PARTNERSHIP - 1998 shall maintain a Maximum Funded Debt to EBITDA Ratio of not greater than 6.00 to 1.00.

        2.3 GENERAL:

                2.3.1 INSURANCE. Maintain adequate insurance with responsible companies in such amounts and against such risks and hazards as are normally insured against by similar businesses. All insurance policies shall be in such amounts, upon such terms, in form, and carried with such insurers, as are acceptable to the Bank. Borrower shall provide evidence satisfactory to the Bank of all insurance coverage and that the policies are in full force and effect. If Borrower fails to maintain insurance as provided in this Loan Agreement, in addition to all other remedies, the Bank may obtain such insurance as the Bank deems necessary or prudent, in the Bank's sole discretion, without obligation to do so, and all amounts so expended by the Bank shall be payable on demand, at the Bank's option. Upon Borrower's failure to promptly provide evidence of such insurance as the Bank has required, the Bank may assume Borrower does not have the required coverage. Upon Borrower's failure to obtain or maintain any insurance coverage



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        required under this Loan Agreement, the Bank may, in addition to its other rights, assess a service charge for obtaining and servicing any such insurance coverage(s).

                2.3.2 TAXES. Pay when due all taxes, assessments, fees and similar charges lawfully assessed upon Borrower and/or its property, except to the extent being contested in good faith.

                2.3.3 EXISTENCE. Preserve its existence in good standing and continue to conduct and operate its business substantially as presently conducted in accordance with all applicable laws and regulations.

                2.3.4 INDEBTEDNESS. Pay its indebtedness and obligations when due under normal terms.

                2.3.5 NOTICES OF ADVERSE EVENTS. Promptly inform the Bank of the occurrence of any Event of Default or of any event (including without limitation any pending or threatened litigation or other proceedings before any governmental body or agency) which could have a material adverse effect upon the Borrower's business, properties, financial condition or ability to comply with its obligations under the Obligations.

                2.3.6 BOOKS AND RECORDS. Maintain proper books of record and account.

                2.3.7 EMPLOYEE BENEFIT PLANS. At all times meet the minimum funding requirements of ERISA concerning all of Borrower's employee benefit plans subject to ERISA. At no time shall Borrower (a) allow any event to occur or condition concerning any employee benefit plan subject to ERISA which might constitute grounds for termination of the plan or for the appointment of a trustee to administer the plan; or (b) allow any employee benefit plan to be the subject of any voluntary or involuntary termination proceeding.

                2.3.8 ENVIRONMENTAL COMPLIANCE AND INDEMNIFICATION. Strictly observe and promptly comply with all Environmental Laws applicable to Borrower's business. Borrower agrees to notify the Bank, not later than ten (10) days after Borrower's receipt, of any letter, notice, summons, complaint, citation, investigation, or other communication issued by or on behalf of any governmental agency or department, or private person, regarding any complaint or alleged violation of any Environmental Law. Borrower agrees to indemnify and hold the Bank harmless from any and all losses, costs, suits, harm, liability, and damages of any and every kind, including reasonable attorney fees, which result from or are related to any violation(s) by Borrower of any Environmental Laws, and agrees that such indemnity shall survive and continue whether or not the Obligations have been paid at the time the Bank incurs any loss, cost, suit, harm, liability or damage hereby indemnified against. Borrower agrees to allow the Bank or its agent access to its properties to confirm Borrower's compliance with all Environmental Laws and Bank may at any time, at Borrower's sole cost and expense, hire, or require Borrower to hire, an environmental consultant to inspect, test and audit the Borrower's properties and advise the Bank concerning Borrower's compliance with Environmental Laws.

                2.3.9 GENERAL COMPLIANCE WITH LAW. At all times operate Borrower's business in strict compliance with all applicable Federal, State, and local laws, ordinances and regulations, including, without limitation, the Americans with Disabilities Act of 1990, and Borrower shall refrain from and prevent Borrower's partners, owners, directors, officers, employees and agents from engaging in any civil or criminal activity proscribed by law.

                2.3.10 CHANGE OF LEGAL STATUS. Not change its name, its organizational identification number, if it has one, its type of organization, its jurisdiction of organization or other legal structure.

                2.3.11 NO PURPOSE CREDIT. Not use nor allow any affiliate of the Borrower to use any portion of the proceeds of the Loans, nor have any letter of credit issued by the Bank, either directly or indirectly, for the purpose of purchasing any securities underwritten by ABN AMRO Incorporated, an affiliate of the Bank.



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                2.3.12 TRANSFER; MERGER. Neither directly or indirectly, merge or consolidate, nor sell, transfer, license, lease, encumber nor otherwise dispose of all or any part of its property, except in the ordinary course of business.

        SECTION 3 REPRESENTATIONS AND WARRANTIES. The Borrower represents and warrants to the Bank, all of which representations and warranties shall be continuing until all of the Borrower's obligations under the Obligations are fully performed:

        3.1 EXISTENCE AND AUTHORITY. The Borrower is duly organized, validly existing and in good standing. The Borrower has the legal power and authority and is duly authorized to: (a) execute and perform the Loan Documents and such documents constitute the Borrower's valid and binding legal obligation enforceable in accordance with their terms, (b) borrow money in accordance with the terms of this Loan Agreement, (c) grant to the Bank mortgages and security interests, if any, as provided in the Loan Documents executed in conjunction with the Loans, and (d) do any and all other things required of it hereunder. The Borrower has the legal power and authority to carry out its business as now being conducted and is qualified to do business in the State of Michigan and in every jurisdiction where the nature of its business or the property owned or operated by it makes such qualification necessary.

        3.2 FINANCIAL INFORMATION. All financial data and information which has been or shall hereafter be furnished to the Bank has been and/or shall be prepared in accordance with GAAP and fully and fairly presents the financial condition of the Borrower (any accounting terms used in this Loan Agreement which are not specifically defined herein shall have the meanings customarily given them in accordance with GAAP). There has been no material adverse change in the Borrower's business, assets or financial condition since the date of Borrower's latest financial statements provided to the Bank.

        3.3 TITLE AND ENCUMBRANCES. Borrower owns the collateral securing the Obligations free of liens or encumbrances, subject only to liens in favor of, or approved in writing by, the Bank, liens for taxes not delinquent or being contested in good faith and liens created in connection with worker's disability compensation, unemployment insurance and social security, or to secure the performance of bids, tenders or contracts, leases, statutory obligations, surety and appeal bonds, and other obligations of like nature made in the ordinary course of business.

        3.4 NO LITIGATION. There is not pending or, to the best of the knowledge of the Borrower, threatened, any litigation, proceeding or governmental investigation which could materially and adversely affect the business, assets or financial condition of the Borrower or its ability to perform its obligations under the Obligations.

        3.5 OTHER DEFAULTS. The Borrower is not in default in the repayment of any indebtedness for money borrowed by it nor has there occurred any event which, with or without notice or the passage of time or both, would constitute a default by the Borrower under any agreement or instrument pertaining to any indebtedness for borrowed money.

        3.6 REPORTS AND RETURNS. Borrower has filed all reports and tax returns required by governmental authority to be filed by it prior to the date hereof and Borrower has received no notice that such reports or returns have been rejected, declared insufficient, or otherwise challenged by such governmental authority, except if being contested in good faith.

        3.7 EMPLOYEE BENEFIT PLANS. Borrower has not incurred any material accumulated funding deficiency within the meaning of ERISA, and has not incurred any material liability to the PBGC in connection with any employee benefit plan established or maintained by Borrower, and no reportable event or prohibited transaction, as defined in ERISA, has occurred with respect to such plan(s).

        3.8 ENVIRONMENTAL COMPLIANCE. Borrower is in full compliance with all Environmental Laws.



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        SECTION 4 SECURITY. The Bank may have required the execution of mortgage(s), guarant(ies), security agreement(s) or other document(s) to secure or relating to the Loans or this Loan Agreement. Reference is hereby made to all such document(s), if any, executed in conjunction with the Loans for additional terms relating to the Loans, the security and any guaranties given for the Loans and additional terms and conditions under which the Loans mature, may be accelerated or prepaid. The Borrower shall execute and deliver to the Bank any and all documents (including financing statements) as the Bank may require to insure the perfection and priority of its liens and security interests in all collateral given for the Loans, if any.

        SECTION 5 EVENTS OF DEFAULT. The Borrower, without notice or demand of any kind, shall be in default under this Loan Agreement upon the occurrence of any of the following Events of Default:

        5.1 NONPAYMENT OF OBLIGATIONS. Any amount due and owing on the Obligations or any fees due the Bank hereunder, any expenses incurred by the Bank hereunder or any and all other liabilities and obligations of the Borrower to the Bank, howsoever created, arising or evidenced, and howsoever owned, held or acquired, whether now or hereafter existing, whether now due or to become due, direct or indirect, absolute or contingent, and whether several, joint or joint and several, whether by its terms or as otherwise provided herein, is not paid when due and such failure continues for a period of three (3) days after written notice by Bank.

        5.2 MISREPRESENTATION. Any oral or written warranty, representation, certificate or statement in this Loan Agreement, the Loan Documents or any other agreement with the Bank or otherwise made by or for any Obligor shall be false when made or at any time, or if any financial data or any other information now or hereafter furnished to the Bank by or on behalf of any Obligor shall prove to be false, inaccurate or misleading in any material respect.

        5.3 NONPERFORMANCE. Any failure to perform or default in the performance of any covenant, condition or agreement contained in this Loan Agreement, or in the other Loan Documents, all of which covenants, conditions and agreements contained therein are hereby incorporated in this Loan Agreement by express reference, and the continuation of such failure for a period of 15 days after written notice by Bank.

        5.4 DEFAULT ON OTHER OBLIGATIONS. Any default in the payment of principal, interest or any other sum for any other obligation of the Obligor beyond any period of grace provided with respect thereto or in the performance of any other term, condition or covenant contained in any agreement (including, but not limited to any capital or operating lease or any agreement in connection with the deferred purchase price of property) under which any such obligation is created, the effect of which default is to cause or permit the holder of such obligation (or the other party to such other agreement) to cause such obligation to become due prior to its stated maturity or terminate such other agreement.

        5.5 ASSIGNMENT FOR CREDITORS. Any Obligor makes an assignment for the benefit of creditors, fails to pay, or admits in writing its inability to pay its debts as they mature; or if a trustee of any substantial part of the assets of any Obligor is applied for or appointed, and in the case of such trustee being appointed in a proceeding brought against such Obligor, the Obligor, by any action or failure to act indicates its approval of, consent to, or acquiescence in such appointment and such appointment is not vacated, stayed on appeal or otherwise shall not have ceased to continue in effect within thirty
(30) days after the date of such appointment.

        5.6 BANKRUPTCY. Any proceeding involving any Obligor, is commenced by or against such Obligor under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law or statute of the federal government or any state government, and in the case of any such proceeding being instituted against such Obligor, (i) such Obligor, by any action or failure to act indicates its approval of, consent to or acquiescence therein, or (ii) an order shall be entered approving the petition in such proceedings and such order is not vacated, stayed on appeal or otherwise shall not have ceased to continue in effect within thirty (30) days after the entry thereof.



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        5.7 JUDGMENTS. The entry of any judgment, decree, levy, attachment, garnishment or other process, or the filing of any judgment lien against any Obligor which is not fully covered by insurance, and such judgment or other process shall not have been, within thirty (30) days from the entry thereof, (i) bonded over to the satisfaction of the Bank and appealed, (ii) vacated, or (iii) discharged.

        5.8 COLLATERAL IMPAIRMENT. The entry of any judgment, decree, levy, attachment, garnishment or other process, or the filing of any lien against, any collateral securing any of the Obligations and such judgment or other process shall not have been, within thirty (30) days from the entry thereof, (i) bonded over to the satisfaction of the Bank and appealed, (ii) vacated, or (iii) discharged, or the loss, theft, destruction, seizure or forfeiture, or the occurrence of any material deterioration or impairment of any collateral securing any of the Obligations or any material decline or depreciation in the value or market price thereof (whether actual or reasonably anticipated), which causes any collateral securing any of the Obligations, in the sole opinion of the Bank acting in good faith, to become unsatisfactory as to value or character, or which causes the Bank to reasonably believe that it is insecure and that the likelihood for repayment of the Obligations is or will soon be impaired, time being of the essence. The cause of such deterioration, impairment, decline or depreciation shall include, but is not limited to, the failure by the Borrower to do any act deemed reasonably necessary by the Bank to preserve and maintain the value and collectability of any collateral securing any of the Obligations.

        5.9 GUARANTY. The discontinuance by any guarantor of the guaranty, or any guarantor of the Obligations or of any other obligation of the Borrower to the Bank shall contest the validity of the guaranty.

        5.10 DEATH OF INDIVIDUAL. The death of any Obligor who is a natural person.

        5.11 MATERIAL ADVERSE EVENT. The occurrence of any material adverse event which causes a change in the financial condition of any Obligor, or which would have a material adverse effect on the business of any Obligor.

        5.12 MATERIAL ADVERSE FINANCIAL CHANGE. The determination by the Bank that a material adverse change has occurred in the financial condition of any Obligor from the condition set forth in the most recent financial statement of such Obligor furnished to the Bank, or from the financial condition of such Obligor most recently disclosed to the Bank in any manner.

        5.13 INSECURITY. The Bank in good faith believes that it is insecure.

        SECTION 6 REMEDIES UPON EVENT OF DEFAULT. Upon the occurrence of any Event of Default described above, the Bank's commitment to lend under any of the Obligations, if any, shall terminate and the Bank may, without notice, declare the entire unpaid and outstanding principal balance of the Obligations, or any of them, and all accrued interest, together with all other indebtedness of Borrower to the Bank, to be due and payable in full forthwith, without presentment, demand or notice of any kind, all of which are hereby expressly waived by Borrower, and thereupon the Bank shall have and may exercise any one or more of the rights and remedies provided herein or in any promissory note evidencing any Obligation or in any mortgage, guaranty, security agreement or other document relating thereto or granted secured parties under the Michigan Uniform Commercial Code, including the right to take possession of and dispose of any collateral, or otherwise provided by applicable law, and to offset against the Obligations any amount owing by the Bank to the Borrower.

        SECTION 7 CROSS-COLLATERALIZATION/CROSS-DEFAULT. Borrower agrees that any and all collateral securing the Loans shall be collateral for and shall secure all other Obligations, whether or not any of such Obligations is related by class or kind to the Loans and whether or not contemplated by the parties at the time of executing each evidence of indebtedness. Any Borrower default under the terms of any of the Obligations shall also constitute an Event of Default under this Loan Agreement and any Event of Default under this Loan Agreement shall be a default under any and all of the Obligations.



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        SECTION 8 MISCELLANEOUS.

        8.1 No default shall be waived by the Bank except in writing and a waiver of any default shall not be a waiver of any other default or of the same default on a future occasion. No single or partial exercise of any right, power or privilege hereunder, or any delay in the exercise hereof, shall preclude other or further exercise of the rights of the parties to this Loan Agreement. No forbearance on the part of the Bank in enforcing any of its rights under this Loan Agreement, nor any renewal, extension or rearrangement of any payment or covenant to be made or performed by the Borrower hereunder shall constitute a waiver of any of the terms of this Loan Agreement or of any such right.

        8.2 This Loan Agreement shall be construed in accordance with the law of the State of Michigan. All covenants, agreements, representations and warranties made in connection with this Loan Agreement and any document contemplated hereby shall survive the borrowing hereunder and shall be deemed to have been relied upon by the Bank. All statements contained in any certificate or other document delivered to the Bank at any time by or on behalf of the Borrower pursuant hereto shall constitute representations and warranties by the Borrower.

        8.3 This Loan Agreement, the Loan Documents, and all other written agreements between Borrower and Bank, constitute the entire agreement of the parties and there are no other agreements, express or implied. This Loan Agreement supersedes any and all commitment letters or term sheets heretofore issued in connection with the Loans. None of the parties shall be bound by anything not expressed in writing, and neither this Loan Agreement, the Loan Documents, nor any other agreement can be modified except by a writing executed by Borrower and by the Bank. This Loan Agreement shall inure to the benefit of and shall be binding upon the parties hereto and their respective heirs, personal representatives, successors and assigns; provided, however, that the Borrower shall not assign or transfer its rights or obligations hereunder without the prior written consent of the Bank.

        8.4 The Borrower agrees that it will pay all costs and expenses in connection with enforcing the Bank's rights hereunder, including without limitation any and all reasonable fees and disbursements of legal counsel to the Bank.

        8.5 If any provision of this Loan Agreement shall be held or deemed to be or shall, in fact, be inoperative or unenforceable as applied in any particular case in any or all jurisdictions, or in all cases because it conflicts with any other provision or provisions hereof or any constitution or statute or rule of public policy, or for any other reason, such circumstances shall not have the effect of rendering the provision in question inoperative or unenforceable in any other case or circumstance, or of rendering any other provision or provisions herein contained invalid, inoperative, or unenforceable to any extent whatever. This Loan Agreement may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Loan Agreement by signing any such counterpart.

        SECTION 9 DEFINITIONS.

        9.1 DEFINED TERMS. The following terms used in this Loan Agreement shall have the following meanings:

                9.1.1 "CONTROL" or "CONTROLLING" means the possession of the power to direct, or cause the direction of, management and policies by contract or voting of securities.

                9.1.2 "ENVIRONMENTAL LAWS" means all applicable laws, regulations, and rules of the United States of America, State of Michigan, local authorities and their respective agencies and departments which pertain to the environment, including but without limitation, the Clean Air Act (42 USC 7401 et seq.), Clean Water Act (33 USC 1251 et seq.), Resource Conservation and Recovery Act of 1976 (42 USC 6901 et seq.), Comprehensive Environmental Response, Compensation, and Liability Act of 1980 (42 USC 9601 et seq.), Hazardous Materials Transportation Act (49 USC 1801 et seq.), Solid Waste Disposal Act
        (42 USC

        6901 et seq.), Toxic Substances Control Act (15 USC 2601 et seq.), Michigan Natural Resources and Environmental Protection Act (MCL
        324.101 et seq.) as each of such laws have been or are hereafter amended, together with all rules and regulations promulgated by the U.S. Environmental Protection Agency or the Michigan Departments of Natural Resources or of Environmental Quality, and all additional environmental laws, rules, and regulations in effect on the date of this Loan Agreement and as are hereafter enacted.

                9.1.3 "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and any successor act.

                9.1.4 "EVENT OF DEFAULT" means any of the events described in
        Section 5 of this Loan Agreement.

                9.1.5 "GAAP" means generally accepted accounting principles, using the accrual basis of accounting and consistently applied, subject to fiscal year-end adjustments with respect to any interim financial statements or reports.

                9.1.6 "INTEREST RATE AGREEMENT" means any interest rate protection agreement, interest rate swap or other interest rate hedge arrangement (other than any interest rate cap or other similar agreement or arrangement pursuant to which the Borrower has no credit exposure to the Bank) to or under which the Borrower or any subsidiary or affiliate of the Borrower is a party or beneficiary.

                9.1.7 "LOAN DOCUMENTS" means this Loan Agreement and all other loan documents executed in conjunction with the Loans.

                9.1.8 "OBLIGATIONS" means all loans, advances and other financial accommodations, including any renewals or extensions thereof, from the Bank to the Borrower and any and all indebtedness, liabilities and obligations of any and every kind and nature heretofore, now or hereafter owing from the Borrower to the Bank, however incurred or evidenced, whether primary, secondary, contingent or otherwise, whether arising under this Agreement, under any other security agreement(s), promissory note(s), guaranty(s), mortgage(s), lease(s), letter(s) of credit, interest rate protection agreement(s), interest rate swap(s) or other interest rate hedge arrangement(s) (other than any interest rate cap or other similar agreement or arrangement pursuant to which the Borrower has no credit exposure to the Bank), agreement(s) relating to foreign exchange transactions, or any other instrument(s), document(s), contract(s) or agreement(s) heretofore, now or hereafter executed by Borrower and delivered to the Bank or to or under which Borrower or any subsidiary or affiliate of Borrower is a party or beneficiary, or by oral agreement or by operation of law, plus all interest, costs, expenses and reasonable attorney fees which may be made or incurred by the Bank in the disbursement, administration or collection of such indebtedness, liabilities and obligations and in the protection, maintenance and liquidation of any collateral for such indebtedness, liabilities and obligations.

                9.1.9 "OBLIGOR" means the Borrower and any other party liable with respect to any Obligation.

                9.1.10 "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to the powers and functions thereof.

        9.2 ADDITIONAL DEFINED TERMS. The following additional terms, if used in this Loan Agreement, shall have the following meanings:

                9.2.1 "ACCOUNTS" means accounts, as such term is defined in
        Article 9 of the Michigan Uniform Commercial Code.

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

                9.2.2 "CAPITAL EXPENDITURES" means expenditures (including Capital Lease obligations which should be capitalized under GAAP) for the acquisition of fixed assets which are required to be capitalized under GAAP.

                9.2.3 "CAPITAL LEASE" means a lease of any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, that is, or should be, in accordance with Financial Accounting Standards Board Statement No. 13, as amended from time to time, or, if such Statement is not then in effect, such statement of GAAP as may be applicable, recorded as a "capital lease" on a balance sheet prepared in accordance with GAAP.

                9.2.4 "CURRENT RATIO" means current assets divided by current liabilities, as such terms are used according to GAAP.

                9.2.5 "DEBT SERVICE COVERAGE RATIO" means the ratio of Net Cash Flow to Debt Service Expense, for the four fiscal quarters preceding the end of the current fiscal period.

                9.2.6 "DEBT SERVICE EXPENSE" means Interest Charges, plus principal payments due on any long-term debt, or short-term debt, plus the portion attributable to principal of all payments on Capital Leases (computed at the implicit rate, if known, or 10% per annum otherwise), computed in accordance with GAAP.

                9.2.7 "DEPRECIATION" means the total amounts added to depreciation, amortization, obsolescence, valuation and other proper reserves, as determined in accordance with GAAP.

                9.2.8 "EBITDA" means, for any period, the sum for such period of: (a) Net Income, plus (b) Interest Charges, plus (c) federal and state income taxes as determined in accordance with GAAP, plus (d) Depreciation, plus (e) all other non-cash charges, minus (f) any items of gain which are extraordinary items as defined by GAAP, including, without limitation, that portion of net income arising out of the sale of assets outside of the ordinary course of business, minus (g) income or loss attributable to equity in any affiliated corporation or subsidiary, in each case to the extent included in determining Net Income for such period.

                9.2.9 "ELIGIBLE ACCOUNTS" means Accounts, net of any credit or allowance given to the account debtor, any contra offset arising from a liability to the account debtor and any accounts payable that may reduce the amount of accounts which could be realized upon, as such accounts are disclosed in the statements timely furnished to the Bank as required herein, that: (a) arise out of the sale of finished goods inventory and/or the rendition of services, (b) are the valid, binding and legally enforceable obligations of the account debtors obligated thereon and each such account debtor is not (i) a debtor under any proceeding under the Bankruptcy Code or any other comparable bankruptcy or insolvency law applicable under the law of any other country or political subdivision thereof, or (ii) an assignor for the benefit of creditors, (c) are not evidenced by a promissory note or other instrument or by chattel paper, unless the same has been endorsed and delivered to the Bank, (d) are subject to a perfected security interest in favor of the Bank, and are free and clear of any other security interests or liens other than liens which have been approved in writing by the Bank, (e) are not owed by account debtors which do not have a satisfactory credit standing (as determined in the reasonable judgment of the Bank), (f) are not evidenced by invoices or other writings which are in form or substance not satisfactory to the Bank (as determined in the reasonable judgment of the Bank), (g) are not doubtful as to collectibility or disputed as to existence or amount, and (h) are not Ineligible Accounts.

                9.2.10 "ELIGIBLE INVENTORY" means inventory as disclosed in the financial statements timely furnished to the Bank as required herein, that: (a) is subject to a perfected security interest in favor of the Bank, and is free and clear of any other security interests or liens other than liens which have been approved in writing by the Bank, (b) is not so identified to a contract to sell that it constitutes an account, (c) is of good and merchantable quality free from any defects which might adversely affect the market value thereof, (d) was not in any material respect produced in violation of the Fair Labor Standards Act and subject to the so-called "hot goods" provision contained in Title 29 U.S.C. Section 2159(a)(1), (e) is located at any of the locations of inventory identified in writing to and approved by the Bank (other than any such location which is not owned by the owner of the inventory and as to which the Bank has not obtained a bailee letter in form and substance satisfactory to the
        Bank), (f) is not Ineligible Inventory.

                9.2.11 "INELIGIBLE ACCOUNTS" means Accounts which: (1) are unpaid more than 90 days after the invoice date, (2) are inter-company or owing from any affiliated or related company or other entity, (3) are owing from an account debtor located outside the United States of America, unless the account debtor is located in Puerto Rico or any Canadian province other than Quebec and United States law governs the contract, (4) are owing from an account debtor who is obligated on accounts more than twenty-five percent (25.0%) of the aggregate unpaid balance of which have been past due for longer than the relevant period specified in clause (1) above, unless the Bank has approved the continued eligibility thereof, (5) arise under a government contract, the assignment of which is subject to the Assignment of Claims Act of 1940, as amended, or any other similar federal or state statute or regulation governing the assignment of contracts with a governmental agency, unless a properly completed assignment of claims which complies with the applicable statute is on file with the Bank, (6) are subject to extended sales terms which give the account debtor a right to delay payment, (7) constitute a retainage portion of an account which will not be payable until performance is completed and accepted by the account debtor, (8) constitute a progress billing where the obligation of the account debtor is contingent upon further performance or delivery, (9) arise from projects where performance is guaranteed by a surety by the issuance of a bond, (10) arise from tooling invoices, unless supported by a signed purchase order and, for completed tooling, signed proof of performance, (11) arise from consignment or guaranteed sales, (12) are generated in advance of the work being performed, services being provided or goods being delivered, such as a bill and hold, (13) for which an invoice has not been generated, (14) constitute interest, finance charges or service charges assessed on unpaid accounts, (15) are otherwise unacceptable to the Bank.

                9.2.12 "INELIGIBLE INVENTORY" means inventory which: (1) consists of raw materials, parts, supplies and work-in-process, (2) has been acquired on consignment or has been placed out on consignment, unless such inventory is subject to a first priority perfected security interest in favor of the Bank, (3) is in transit so is not physically located at any of the locations of inventory identified in the Security Agreement hereinafter referenced, (4) is located outside of the United States, (5) is otherwise unacceptable to the Bank, including, without limitation, packaging, boxes, labels, racks, returned items (defects, overshipments, trials, warranty work), perishable products, custom made items, seasonal items that are out of season, obsolete items, inventory which has been sent to premises not owned by the owner of the inventory for machining, plating, painting or processing, miscellaneous supplies, scrap materials, semi-processed items, subassemblies.

                9.2.13 "INTEREST CHARGES" means, for any period, the sum of: (a) all interest, charges and related expenses payable with respect to that fiscal period to a lender in connection with borrowed money or the deferred purchase price of assets that are treated as interest in accordance with GAAP, plus (b) the portion of rent payable with respect to that fiscal period under Capital Leases that should be treated as interest in accordance with GAAP.

                9.2.14 "LEVERAGE RATIO" means the ratio of Liabilities, minus Subordinated Debt, to Tangible Net Worth.

                9.2.15 "LIABILITIES" means at all times all liabilities that would be shown as such on a balance sheet prepared in accordance with GAAP.

                9.2.16 "LIABILITIES TO TANGIBLE NET WORTH RATIO" means the ratio of Liabilities to Tangible Net Worth.

                9.2.17 "MAXIMUM FUNDED DEBT" means all short term and long term debt (with the amount of debt for restaurants open for less than one year to be prorated based on the days open) plus Capital Lease obligations, minus borrowing related to interim construction financing.

                9.2.18 "MAXIMUM FUNDED DEBT TO EBITDA RATIO" means the ratio of Maximum Funded Debt to EBITDA.

                9.2.19 "NET CASH FLOW" means EBITDA minus dividends or other distributions minus provision for federal, state and local income taxes.

                9.2.20 "NET INCOME" means, with respect to any period, the amount shown opposite the caption "Net Income" or a similar caption on financial statements prepared in accordance with GAAP.

                9.2.21 "SUBORDINATED DEBT" means that portion of Liabilities, if any, which is subordinated to liabilities and obligations owing to the Bank in a manner satisfactory to the Bank, including, but not limited to, right and time of payment of principal and interest.

                9.2.22 "TANGIBLE ASSETS" means the total of all assets appearing on a balance sheet prepared in accordance with GAAP (with inventory being valued at the lower of cost or market), after deducting all proper reserves (including reserves for Depreciation, obsolescence and amortization) less the sum of (i) goodwill, patents, trademarks, prepaid expenses, deposits, deferred charges and other personal property which is classified as intangible property in accordance with GAAP, and (ii) any amounts due from shareholders, affiliates, officers or employees.

                9.2.23 "TANGIBLE NET WORTH" means at any time the total of Tangible Assets less Liabilities plus Subordinated Debt.

                9.2.24 "WORKING CAPITAL" means the total of cash on hand, cash equivalents, marketable securities, accounts less adequate reserves for doubtful accounts, and readily salable inventory at the lower of cost or market value, with cost being determined on a "first-in, first-out" basis, less the total of all liabilities payable within one year, all as determined in accordance with GAAP.

        SECTION 10 RELEASE AND WAIVER OF JURY TRIAL.

        10.1 RELEASE OF CLAIMS AGAINST BANK. In consideration of the Bank making the Loans described in this Loan Agreement, the Borrower and all other Obligors do each hereby release and discharge Bank of and from any and all claims, harm, injury, and damage of any and every kind, known or unknown, legal or equitable, which any Obligor may have against the Bank from the date of their respective first contact with Bank until the date of this Loan Agreement including, but not limited to, any claim arising from any reports (environmental reports, surveys, appraisals, etc.) prepared by any parties hired or recommended by Bank. Borrower and all other Obligors confirm to Bank that they have reviewed the effect of this release with competent legal counsel of their choice, or have been afforded the opportunity to do so, prior to execution of this Loan Agreement and the Loan Documents and do each acknowledge and agree that Bank is relying upon this release in extending the Loans to Borrower.

        10.2 WAIVER OF JURY TRIAL. BORROWER ACKNOWLEDGES THAT THE RIGHT TO TRIAL BY JURY IS A CONSTITUTIONAL ONE, BUT THAT IT MAY BE WAIVED. BORROWER, AFTER CONSULTING (OR HAVING HAD THE OPPORTUNITY TO CONSULT) WITH COUNSEL OF ITS CHOICE, KNOWINGLY AND VOLUNTARILY AND FOR ITS BENEFIT WAIVES ANY RIGHT TO A TRIAL BY JURY WITH RESPECT TO ANY CLAIM, DISPUTE,

CONFLICT, OR CONTENTION, IF ANY, AS MAY ARISE UNDER THIS LOAN AGREEMENT OR THE OBLIGATIONS, AND AGREES THAT ANY LITIGATION BETWEEN THE PARTIES CONCERNING THIS LOAN AGREEMENT OR THE OBLIGATIONS SHALL BE HEARD BY A COURT OF COMPETENT JURISDICTION SITTING WITHOUT A JURY.

           IN WITNESS WHEREOF, this Loan Agreement was executed and delivered by the undersigned on the date stated in the first paragraph above.


                                    BORROWER:

                                    MERITAGE HOSPITALITY GROUP INC., a Michigan corporation


                                    By:
                                       -----------------------------------------
                                               James R. Saalfeld

                                    Its:       Vice President

                                    BANK:

                                    STANDARD FEDERAL BANK N.A., a national
                                    banking association


                                    By:
                                        ----------------------------------------
                                               Jason Sorokin

                                    Its:       Assistant Vice President







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